UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

R.R. Donnelley & Sons Company (the “Company”), as borrower, and certain of its subsidiaries (the “Guarantors”), as guarantors, have entered into a $1.15 billion secured revolving credit agreement (the “Credit Agreement”), dated as of October 15, 2012, among the Company, the Guarantors, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., U.S. Bank National Association and Wells Fargo Bank National Association acted as co-syndication agents for the Credit Agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, U.S. Bank National Association and Wells Fargo Securities, LLC acted as joint lead arrangers and joint book runners for the Credit Agreement. The Credit Agreement expires October 15, 2017, at which time all outstanding amounts under the Credit Agreement will be due and payable. The Credit Agreement is available for borrowings by the Company if certain conditions precedent to each borrowing are met, including that (i) no event of default having occurred and being continuing and (ii) that the representations and warranties made in the Credit Agreement (other than the representation with respect to material adverse changes) are correct in all material respects.

The Company’s obligations under the Credit Agreement are guaranteed by the Guarantors and are secured by a pledge of the stock of certain of the Company’s subsidiaries and a security interest in certain current assets and real property of the Company and its subsidiaries. Under the security documents for the pledges and security interests, the aggregate amount of obligations secured by Principal Property (as defined in the Company’s indentures) or any shares of capital stock or indebtedness of any Restricted Subsidiary (as defined in the Company’s indentures) has been limited so that, at no time, will it exceed the amount of indebtedness that may be secured without requiring holders of notes or debentures issued under those indentures to be equally and ratably secured by the same property in accordance with the terms of the indentures.

The Credit Agreement replaces the Company’s previous credit agreement, dated as of December 17, 2010, among the Company, the banks party thereto and Bank of America, N.A., as administrative agent (the “Existing Credit Agreement”). All amounts outstanding under the Existing Credit Agreement were repaid with borrowings under the Credit Agreement.

Any borrowings under the Credit Agreement will bear interest at a rate dependent on the credit facility’s credit ratings at the time of such borrowing and will be calculated according to a base rate or a Eurocurrency rate plus an applicable margin, as the case may be. The Company must pay interest on borrowings not less often than quarterly. In addition, the Company must pay facility commitment fees quarterly in arrears at rates dependent on the credit facility’s credit ratings. The applicable margin and rate for the facility commitment are set at agreed pricing levels until April 15, 2013 and will thereafter fluctuate dependent on the credit facility’s credit ratings.

The Credit Agreement contains customary covenants for transactions of this type, including two financial covenants: (i) an interest coverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not less than 3.0 to 1 and (ii) a leverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not greater than 3.75 to 1 from the Closing Date through and including December 31, 2014 and at a level not greater than 3.50 to 1.00 thereafter. The financial covenants are each determined on a pro forma basis, as defined in the Credit Agreement.

The Credit Agreement provides for customary events of default that are subject, in certain cases, to customary grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any representation made by the Company proving to be incorrect, defaults relating to other indebtedness of at least $100,000,000 in the aggregate, certain insolvency and receivership events affecting the Company or its subsidiaries, judgments in excess of $100,000,000 in the aggregate being rendered against the Company or its subsidiaries, the acquisition of 35% or more by any person of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company, the incurrence of certain ERISA liabilities, and any collateral document ceasing to maintain the first priority lien contemplated thereby in an amount in excess of $50,000,000.

In the event of a default by the Company, the Administrative Agent may, and at the direction of the requisite number of Lenders will, terminate the Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or the Administrative Agent under the Credit Agreement and related documents, including pursuing their rights against the collateral. For certain events of default related to insolvency and receivership, the commitments of the Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

Certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the company and its subsidiaries. Such lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Credit Agreement, dated as of October 15, 2012, among R.R. Donnelley & Sons Company, as the borrower, certain of its subsidiaries, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: October 16, 2012

	By:	/S/ SUZANNE S. BETTMAN
Suzanne S. Bettman Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Credit Agreement, dated as of October 15, 2012, among R.R. Donnelley & Sons Company, as the borrower, certain of its subsidiaries, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent.